As filed with the Securities and Exchange Commission on December 7, 2000

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                       BellSouth Telecommunications, Inc.


        A Georgia                               I.R.S. Employer
        Corporation                             No. 58-0436120


                  675 West Peachtree Street, N.E., Room 20M77,
                             Atlanta, Georgia 30375
                        Telephone Number (404) 927-1909


                               Agent for Service
                                Ray E. Winborne
                             BellSouth Corporation
                          1155 Peachtree Street, N.E.
                                   Room 15G03
                          Atlanta, Georgia 30309-3610



                  Please send copies of all communications to:

        Leigh Ann Dolan                             Charles S. Whitman III
        675 West Peachtree Street, N.E.             Davis Polk & Wardwell
        Suite 4300                                  450 Lexington Avenue
        Atlanta, Georgia 30375                      New York, New York 10017





Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [__]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-77815

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__] 333-[ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [__]

CALCULATION OF REGISTRATION FEE

Title of                                                          Proposed
each class                                                         maximum
of securities                                Proposed             aggregate         Amount of
to be                     Amount to be     maximum offering       offering         registration
registered               registered (1)  price per unit (2)      price (1)(2)          fee
Debt Securities .       $ 300,000,000           100%            $ 300,000,000       $ 79,200

(1) If any Debt Securities are issued at an original issue discount, the amount to be registered shall be deemed to be such higher principal amount as may be sold for an initial public offering price of up to $300,000,000.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a), and exclusive of accrued interest, if any.

Incorporation by Reference of Registration Statement on Form S-3, File No. 333-77815


This Registration Statement hereby incorporates by reference in its entirety the Registrant's Registration Statement on Form S-3 (File No. 333-77815) declared effective on May 12, 1999, as amended, including the documents incorporated by reference therein.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta and State of Georgia, on the 7th day of December, 2000.


                                        BellSouth Telecommunications, Inc.
                                        By /s/ Guy L. Cochran
                                        Guy L. Cochran
                                        Vice President, Chief Financial
                                        Officer and Comptroller

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Principal Executive Officer:
Roderick D. Odom, Jr.      President                /s/ Roderick D. Odom, Jr.
                                                    December 7, 2000

Principal Financial Officer and
Principal Accounting Officer:
Guy L. Cochran             Vice President, Chief    /s/ Guy L. Cochran
                           Financial Officer and    December 7, 2000
                           Comptroller

Directors:
Roderick D. Odom, Jr.      Director                 /s/ Roderick D. Odom, Jr.
                                                    December 7, 2000

                                      II-4
                                 EXHIBIT INDEX

Exhibit
Number          Description of Exhibits                                 Page
23              - Consent of PricewaterhouseCoopers LLP,                 5
                   independent accountants